EXHIBIT 99

Iowa Insurance Companies to Host
Des Moines Insurance Conference June 22

Des Moines, Iowa, June 15, 2017 – Agenda and webcast details for the 2017 Des Moines Insurance
Conference are now available. Participating companies include Aegon (NYSE: AEG), American
Equity Investment Life Holding Company (NYSE: AEL), EMC Insurance Group Inc. (NASDAQ:
EMCI), FBL Financial Group, Inc. (NYSE: FFG) and Principal Financial Group (NYSE: PFG). The
conference will be held at FBL Financial Group’s headquarters located at 5400 University Avenue,
West Des Moines, IA on Thursday, June 22, 2017 with presentations beginning at 8:00 a.m. CT.

The program includes individual company fireside chats with Q&A sessions, as well as special guest speaker Nick Gerhart, Chief Administrative Officer – FBL Financial Group, Inc., former Insurance
Commissioner of the State of Iowa. The event is hosted in partnership with the CFA Society Iowa.

Note, United Fire Group (NASDAQ: UFCS) had planned to participate, but now is no longer able to given a scheduling conflict.

Parties interested in listening to the presentations live may access the webcast on the website of each participating company or by visiting https://tinyurl.com/y7c4chet. Archived presentations will be available by end of day, Friday, June 23.

The agenda follows. All times shown are in Central Time.

8:00 a.m.     FBL Financial Group. Inc. (NYSE: FFG)
Jim Brannen, Chief Executive Officer
Don Seibel, Chief Financial Officer
Ray Wasilewski, Chief Operating Officer – Life Companies
www.fblfinancial.com

8:40 a.m.     Aegon (NYSE: AEG)
Louise Costikyan, Head of Competitive Analysis - Transamerica
www.aegon.com/en/home/investors/

9:40 a.m.     EMC Insurance Group Inc. (NASDAQ: EMCI)
Bruce Kelley, President & Chief Executive Officer
Scott Jean, Executive Vice President for Finance and Analytics
Mick Lovell, Executive Vice President for Corporate Development
www.emcins.com/ir

10:20 a.m.     Principal Financial Group. Inc. (NYSE: PFG)
Nora Everett, President – Retirement and Income Solutions
Amy Friedrich, President – U.S. Insurance Solutions
http://www.principal.com/investor

11:00 a.m.     American Equity Investment Life Holding Company (NYSE: AEL)
John Matovina, Chief Executive Officer
Ted Johnson, Chief Financial Officer
Ron Grensteiner, President, American Equity Investment Life Insurance Company
Jeff Lorenzen, Chief Investment Officer
http://www.american-equity.com/

11:40 a.m.     Guest speaker Nick Gerhart, Chief Administrative Officer – FBL Financial Group, Inc.,
former Insurance Commissioner of the State of Iowa (no webcast available)

Contact Information

Aegon                                FBL Financial Group, Inc
Tyler Schuett                            Kathleen Till Stange
Investor Relations Officer                    Vice President Corporate & Investor Relations
+31 70 344 8753                        515.226.6780
Tyler.Schuett@Aegon.com                    Kathleen.TillStange@FBLFinancial.com

American Equity Investment Life Holding Co.        Principal Financial Group
Steven Schwartz                        John Egan
Vice President - Investor Relations                Vice President – Investor Relations
515.273.3763                            515.235.9500
SSchwartz@American-Equity.com                Egan.John@Principal.com

EMC Insurance Group Inc.
Steve Walsh
Director Investor Relations
515.345.2515
Steve.T.Walsh@EMCIns.com